LEASE AGREEMENT



BY AND BETWEEN:

                       EAST COAST PROPERTY MANAGEMENT LLC
                                   "LANDLORD"

AND

                  TRANSNET CORPORATION, A DELAWARE CORPORATION
                                    "TENANT"

PREMISES:
                                45 COLUMBIA ROAD
                                LOT 11K, BLOCK 10
                         BRANCHBURG TOWNSHIP, NEW JERSEY



DATED: April 28th, 2004
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       THIS  AGREEMENT,  made this 28th day of April,  2004, by and between East
Coast Property Management LLC, having an address at 16 Nottingham Way, Warren, NJ 07059 (the "Landlord") and TransNet Corporation, a Delaware Corporation, having an address at 45 Columbia Road, Somerville, NJ 08876 (the "Tenant");

       WHEREAS, the Landlord intends to lease to the Tenant an industrial-type building containing approximately 21,246 square feet, outside to outside dimensions, located on and together with the premises hereinafter referenced (hereinafter the "Lease Premises:).

       NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in ARTICLE 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

       1.     LEASED PREMISES

              The Leased Premises shall consist of the industrial-type building containing approximately 21,246 square feet outside dimensions, located on and together with the lands known as Lot 11K, Block 10, Branchburg Township, New Jersey, together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, together with and subject to all easements, improvements, tenements, appurtenances, hereditaments, fixture and rights and privileges appurtenant thereto.

       2.     TERM OF LEASE

              The Landlord leases unto the Tenant and the Tenant hires the Leased Premises for the term of seven (7) years, to commence on or about March 1, 2004, and to end on February 28, 2011.

       3.     RENT

              3.1 The Tenant covenants and agrees to pay the annual rent ("Base Rent") as follows:

              (a) During the first and second years of the seven (7) year lease term, Base Rent shall be in the amount of ONE HUNDRED SIXTY-FIVE THOUSAND SEVEN HUNDRED EIGHTEEN AND 80/00 DOLLARS ($165,718.80) per annum, payable in equal installments of THIRTEEN THOUSAND EIGHT HUNDRED NINE AND 90/00 DOLLARS ($13,809.90) per month (the "Original Base Rent").

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              (b)    During  the third  through  seventh  years of the seven (7)
year lease term, Base Rent shall be in the amount of ONE HUNDRED EIGHTY-FIVE THOUSAND SIX HUNDRED FIVE AND 05/00 DOLLARS ($185,605.05) per annum, payable in equal installments of FIFTEEN THOUSAND FOUR HUNDRED SIXTY-SEVEN AND 08/00 DOLLARS ($15,467.08) per month.

              (c) All of the foregoing monthly payments shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

              3.2 Any installment of Base Rent accruing hereunder and any other sum payable hereunder by Tenant to Landlord, which is not paid prior to the FIFTH (5TH) business day of any lease month shall require payment by Tenant of a late charge of five ($.05) cents for each dollar of rental payment required, which payment shall be made in such event by Tenant with the required payment of Base Rent, if late, and which payment in any event shall be made by Tenant upon demand if not otherwise theretofore paid.

              3.3 Tenant covenants and agrees that in the event of any material dispute with respect to the within Lease, its obligation to pay the rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

              3.4 Receipt and acceptance by Landlord of any Base Rent, additional rent and any other charge with knowledge of Tenant's default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

              3.5 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first month's Base Rent payable hereunder, together with the security deposit referred to herein.

       4.     USE

              The Tenant covenants and agrees to use and occupy the Leased Premises for office and warehouse purposes only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction hereof. The Tenant shall continue in full force and effect the current certificate of occupancy permitting Tenant's use and occupancy of the Leased Premises. In the event that any future improvements or changes require a new Certificate of Occupancy, the Tenant shall obtain same at its sole cost and expense.

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       5.     CONDITION OF THE LEASED PREMISES

              Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the Commencement Date of the within Lease in an "as is" condition, without Landlord having any obligation to make any improvements or alterations therein.

       6.     COMPLIANCE WITH LAWS, RULES AND REGULATION

              6.1(i) The Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it will, during the Lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of the Tenant therein.

              (ii) The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased
Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

              (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, orders or debris which may constitute a nuisance or induce pests or vermin.

       6.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements of any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after fifteen (15) days' notice (except for emergency repairs, which may be made immediately) enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations

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or  requirements,  at the  cost and  expense  of the  Tenant  and in case of the
Tenant's failure to pay therefore, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as herein mentioned in the manner as in this Lease otherwise provided.

       6.3 Without limiting anything herein contained in this ARTICLE 14, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto. Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the New Jersey Department of Environmental Protection. In the event that a cleanup of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said cleanup which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 5734, 7377 and 7378, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are denied under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration of earlier termination of the Lease term.

       7.     UTILITIES

              The Tenant shall, at its own cost and expense, pay all utility meter, deposit and service charges, including gas, sewer, electric, water and standby sprinkler charges, if any, together with janitorial service and garbage removal.

       8.     TAXES

              8.1 The Tenant, in addition to the rent reserved, shall, during the term of the Lease, promptly pay (before any fine, penalty, interest or cost shall be added thereto), at its cost and expenses when the same shall be lawfully due and payable, all real estate and personal property taxes assessed against the Leased Premises for land, building and improvements, including such added assessment or omitted assessment, which may be levied against the Leased Premises for the year 2004, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition to the obligation to pay real estate taxes as herein set forth, the Tenant shall, during the term of this Lease, pay at its costs

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and expense any levy for the  installation of local  improvements  affecting the
Leased Premises as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements, which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, together with any required interest. The real estate tax obligation of the Tenant herein set forth shall include, if levied any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. The Tenant agrees that it shall, within thirty
(30) days after written demand by Landlord, furnish in writing to Landlord evidence of payment of the then current and applicable real estate taxes required to be paid by Tenant.

              8.2 In the event the Tenant wishes to contest any assessment or levy of taxes on the premises herein demised, the Landlord covenants and agrees that it will lend its name and execute all necessary papers to aid the Tenant in contesting or litigating said assessment, provided, however, that said litigation or contest shall be at the cost and expense of the Tenant. Any resultant reduction or rebate of taxes, paid or to be paid by the Tenant, shall belong to Tenant.

              8.3 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged to as to cause the method of taxation to be changed, in whole or in parts, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the premises, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the Leased Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

              8.4 Nothing in this Lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation. Any substitute tax as herein referred to shall be computed as if the lease property were the sole property owned by the Landlord.

       9.     INSURANCE

              9.1 The Tenant will, at its sole cost and expense, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire and

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casualty insurance with full extended coverage, including flood insurance if the
Lease Premises are located in a flood hazard zone as designated by HUD, in an amount and value equivalent to the full replacement value of all the insurable improvements located on the lands forming a part of the Lease Premises, without any deductible clause exceeding $1,000.00, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any), together with insurance coverage against sprinkler damage to the building and its improvements. For the purpose of this Lease, the initial replacement value shall be established at ONE MILLION EIGHT HUNDRED THOUSAND AND 00/00 DOLLARS ($1,800,000.00). The Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one
(1) year's gross rental value, (inclusive of real estate taxes and applicable insurance premiums).

              9.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased premises and in the minimum amount of THREE MILLION AND 00/00 DOLLARS ($3,000,000.00). Said policy shall be a single limit policy. The Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance prior to the commencement of the term of this Lease. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the Lease.

              9.3 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be cancelled except on ten (10) days' written notice to any and all parties in interest.

              9.4 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right or subrogation on the part of the insurer against the Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party has insurance coverage.

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       10.    SIGNS

              The Tenant shall have the right and privilege of erecting on and at the Leased Premises only such signs as are required by Tenant for the purpose of identifying the Tenant, which signs must be approved by the Landlord in writing, which approval shall not be unreasonably withheld or delayed. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to the building. It is expressly understood and agreed that the Tenant shall not erect roof signs.

       11.    FIXTURES

              11.1 The Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the Lease Premises during the term of the Lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property within (30) days after such default, dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant.

              11.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default pursuant to the terms and conditions of this Lease, and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises caused by such removal.

       12.    SECURITY

              Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of TWENTY-SEVEN THOUSAND SIX HUNDRED NINETEEN AND 80/00 DOLLARS ($27,619.80) AS SECURITY FOR THE FULL AND FAITHFUL PERFORMANCE OF THIS Lease upon the part of the Tenant to be performed. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the said sum of TWENTY-SEVEN THOUSAND SIX HUNDRED NINETEEN AND 80/00 DOLLARS ($27,619.80) to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly


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understood  and agreed that the said security  deposit shall not bear  interest.
Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

       13.    FIRE AND CASUALTY

              13.1 In the case of any damage to or destruction of any of the buildings or structures on the Leased Premises by fire or other casualty occurring during the term of this Lease which is not covered by the insurance required to be carried by ARTICLE 9.1, or which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this Lease within the thirty (30) day period hereinabove provided, the Landlord shall thereupon repair and restore the Leased Premises with reasonable speed and dispatch, and the rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said premises are restored. Landlord, in any event, shall advise Tenant in writing as to whether or not the Leased Premises can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this
ARTICLE 13 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the Leased Premises only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in ARTICLE 9 provided. If the insurance proceeds are not sufficient to restore the premises to substantially the same condition which they were in prior to the casualty, then the Landlord shall have a period of thirty (30) days within which to determine whether to terminate the term hereby created unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, the Tenant shall immediately surrender the Leased Premises and the Tenant's interest in said Lease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage, in which event, the Landlord may re-enter and repossess the Leased Premises thus discharged from this Lease and may removal all parties therefrom.

              13.2 Nothing herein contained with respect to the Tenant's right to abate rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefore required to be provided pursuant to ARTICLE 9 of this Lease.

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              13.3   For the  purposes of this ARTICLE 13, in  determining  what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in ARTICLE 24 hereinafter provided (Force Majeure).

              13.4 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, as its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the building area where the same may be located has been damaged, until the building shall be restored and made secure.

              13.5   Anything   in   this    ARTICLE   13   to   the    contrary
notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this ARTICLE 13 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within six (6) months from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the six (6) month period to terminate the Lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the Lease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice at least thirty (30) days in advance of the date on which the building shall be ready for re-occupancy.

       14.    REPAIR AND MAINTENANCE

              14.1 During the term of the Lease, and during the term of any renewals or extensions thereof, the Tenant shall, at its sole cost and expense, take good care of the Leased Premises, make any and all necessary repairs to the Leased Premises and shall, at the end of the expiration of the term, deliver up the Leased Premises in good order and condition.

              14.2 The Tenant, at its cost and expense, shall (i) maintain, repair and replace the lawns, shrubbery, driveways and parking arrears; (ii) keep the parking area and driveways, sidewalks and steps of the Leased Premises free and clear of ice and snow; and (iii) keep the exterior of the Leased Premises free and clear of paper, and other debris so as to keep same in a good and orderly manner.

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       15.    INSPECTION BY LANDLORD

              The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants and purchasers in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

       16.    DEFAULT BY TENANT

              16.1 Each of the following shall be deemed a default by Tenant and breach of this Lease:

       (1)    (i)    Filing of a petition  by the Tenant for  adjudication  as a bankrupt, or for reorganization, or for an arrangement under any Federal or State Statute;

              (ii)   Dissolution or liquidation of the Tenant;

              (iii) Appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant;

              (iv) Taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant;

              (v) Making by the Tenant of an assignment for the benefit of creditors;

              (vi) Abandonment, desertion or vacation of the Leased Premises by the Tenant.

              If any event mentioned in this subsection (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Lease by ten (10) days notice to the Tenant, and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the Lease.

       (2)    (i)    Default in the payment of the Base Rent or additional  rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this Lease required;

              (ii) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

              16.2 In case of any such default under ARTICLE 16.1 (2) and at any time thereafter following the expiration of the respective grace periods above mentioned, or in the event that Tenant is consistently late in the punctual payment of Base Rent and/or additional rent required to be paid under this Lease as shall be evidenced by late payments made during any period of four
(4) consecutive months during any twelve (12) month period measured from the date of the first late payment, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under ARTICLE
16.1 (2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

              16.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

              16.4

       (1) In case this Lease is terminated by summary proceedings, or otherwise, as provided in this ARTICLE 16, and whether or not the premises is relet, Landlord shall be entitled to recover from the Tenant, the following:

              (i) A sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or time as such expenses shall have been incurred by Landlord;

              (ii) A sum equal to all damages set forth in this ARTICLE 16 and in ARTICLE 17 hereinafter referred to.

       (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages, which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this ARTICLE 16 and subsections hereof without waiting until the end of the then current term.

       (3) All sums which tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this Lease, shall be deemed additional rent reserved in this Lease within the meaning of this ARTICLE 16 and subsections hereof.

       17.    LIABILITY OF TENANT FOR DEFICIENCY

              In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this Lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved Base Rent together with all additional rent and charges required to be paid by the Tenant under the Lease including but not limited to taxes and insurance costs, and the costs of re-renting.

       18.    NOTICES

              All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this Lease, and/or such other place as the Landlord may designate in writing.

              All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this Lease, and/or such other place as the Tenant shall designate in writing.

       19.    NON-WAIVER BY LANDLORD

              The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option of the Landlord herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

       20.    RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

              The Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the Lease term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation, provided that Tenant, at its option, shall have the right to remove the same, provided it shall be responsible to repair any damage to the premises occasioned by such removal, provided such removal is made prior to the expiration of the Lease term. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as herein provided.

       21.    NON-LIABILITY OF LANDLORD

              21.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

              21.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Leased Premises, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

       22.    RESERVATION OF EASEMENT

              The Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires any installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

       23.    AIR, WATER AND GROUND POLLUTION

              The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, water or ground pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing water, air or ground pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, water or ground caused by the Tenant by its use of the Leased Premises. The within covenant on the part of the Tenant shall survive the expiration or earlier termination of this Lease.

       24.    FORCE MAJEURE

              Except for the obligation of the Tenant to pay rent and other charges as in this Lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

       25.    CONDEMNATION

              25.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain (i) more than twenty-five (25%) per cent of the building on the Leased Premises is taken, or (ii) in the event that more than twenty-five (25%) percent of the ground is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner herein referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the building, ground area, parking area, or deny access to these premises, then and in either of such events as herein provided, the Lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the building on the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

              25.2 In the event of any partial taking which would not be cause for termination of the within Lease or in the event of any partial taking in excess of the percentages provided in ARTICLE 25.1, and in which event the Tenant shall elect to retain the balance of the Leased premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on all the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the building and/or improvements to the extent of the condemnation award.

       26.    QUIET ENJOYMENT

              The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

       27.    SURRENDER OF PREMISES

              On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the premises made by Tenant as permitted under the Lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the Lease, which covenant shall survive the surrender and the delivery of the premises as provided hereunder. Prior to the expiration of the Lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligations shall survive the Lease termination and surrender herein provided. If the premises shall not be surrendered at the end of the Lease term, Tenant shall be responsible to pay Landlord, monthly, an amount equal to twice the monthly installment of annual rent payable by Tenant prior to the expiration or earlier termination of this Lease for each month or part thereof that Tenant holds over in the Leased premises.

       28.    INDEMNITY

              Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to
ARTICLE 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorney's fees, which may be imposed upon or incurred by Landlord by reason arising from Tenant's use of the premised, except for any such claims, actions, demands, judgment, damages, liabilities or expenses arising from the intentional acts or omissions of Landlord, its agents, employees or contractors.

       29.    LEASE CONSTRUCTION

              This Lease shall be construed pursuant to the laws of the State of New Jersey.

       30.    BIND AND INURE CLAUSE

              The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

       31.    NET RENT

              It is the purpose and intent of the Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the rent specified in ARTICLE 3 hereof in each month during the term of the Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises, which may arise or become due during or out of the term of this Lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the Lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this Lease.

       32.    COVENANTS OF FURTHER ASSURANCES

              If, in connection with obtaining financing for the improvements on the Leased Premises, the Mortgage Lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold.

       33.    LANDLORD'S REMEDIES

              The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

       34.    SUBORDINATION OF LEASE

              This Lease shall be subject and subordinate at all times to the lien of any bona fide mortgages now or hereafter placed on the land and building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person.

       35.    ASSIGNMENT AND SUBLETTING

              35.1 The Tenant shall not transfer, assign, sublet or otherwise alienate its interest in and to the premises without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld. Any assignment, subletting or license of the Lease or of Tenant's Leasehold interest in the premises without the prior written consent of Landlord shall be null and void.

              35.2 Notwithstanding, Landlord reserves the right to refuse to give its consent to any assignment, subletting or transfer of Tenant's interest in the Premises unless Tenant remains fully liable for the performance of the Tenant's covenants and obligations under this Lease.

       36.    SURVIVAL OF OBLIGATION

              It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Lease that shall have not been performed prior to the expiration or termination of the Lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of the Lease term and surrender of the Leased Premises by the Tenant to the Landlord.

       37.    OPTION TO RENEW

              37.1 Provided the Tenant is not in default pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew the within Lease, for one seven (7) year renewal period to commence at the end of the initial term of this Lease, which renewal shall be upon the same terms and conditions as in this Lease contained, except as follows:

              (a) During the seven (7) year renewal period, Tenant shall pay Base Rent in accordance with ARTICLE 3 hereof as follows:

                     (i)    During the first  through  seventh year of the seven
(7) year renewal term, Base Rent shall be in the amount of TWO HUNDRED THIRTEEN THOUSAND FOUR HUNDRED FORTY-FIVE AND 80/00 DOLLARS ($213,445.80) per annum, payable in equal installments of SEVENTEEN THOUSAND SEVEN HUNDRED EIGHTY-SEVEN AND 15/00 DOLLARS ($17,787.15) per month, and;

              37.2 The right, option, and privilege of the Tenant to renew this Lease as herein set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, nine (9) months prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than nine (9) months prior to the date fixed for termination of the original term of this Lease.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.





WITNESS:                                   EAST COAST PROPERTY
                                           MANAGEMENT LLC             (Landlord)


 /s/ Antoine Bassil                      By: /s/ Steven J. Wilk
--------------------                         ----------------------------------
                                             STEVEN J. WILK,          Member


                                         By: /s/ Jay A. Smolyn
                                             ----------------------------------
                                             JAY A. SMOLYN,           Member





WITNESS:                                   TRANSNET CORPORATION  (Tenant)


 /s/ Antoine Bassil                      By: /s/ Steven J. Wilk
--------------------                         ----------------------------------


                                         Title:  Board Chairman
                                                ----------------